                                                                    EXHIBIT 10.2

                                 FIRST AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

         This First Amendment to Loan and Security Agreement (the "Amendment") is entered into as of April 27, 2006 (the "Amendment Date"), by and among BRIDGE BANK NATIONAL ASSOCIATION, AS AGENT AND LENDER ("Bank"), AGILITY CAPITAL, LLC, AS LENDER ("Agility"), RAPTOR NETWORKS TECHNOLOGY, INC., A COLORADO CORPORATION ("Raptor Colorado"), and RAPTOR NETWORKS TECHNOLOGY INC., A CALIFORNIA CORPORATION ("Raptor California") (Raptor Colorado and Raptor California are referred to herein individually as a "Borrower" and collectively as the "Borrowers").

                                    RECITALS

         Raptor Colorado, Bank as Agent and Bank and Agility as Lenders are parties to a Loan and Security Agreement of even date (the "Agreement"). Raptor California desires to be added as a Borrower under the Agreement. Each of the parties hereto desires to amend the Agreement in accordance with the terms of this Amendment.

         NOW, THEREFORE, the parties agree as follows:

         1. Raptor California is hereby deemed a Borrower under the Agreement. Each reference to "Borrower" in the Agreement shall mean and refer to each of Raptor Colorado and Raptor California, both individually and collectively. Without limiting the generality of the foregoing, each of Raptor Colorado and Raptor California grants Bank a security interest in the Collateral, as described on Exhibit A hereto, to secure performance and payment of all Obligations under the Agreement.

         2. The following terms are added to Section 1.1:

                  "Maturity Date" means the Revolving Maturity Date.

                  "Pro Rata Share" means 50%.

         3. Notwithstanding Section 2.1.1(a): the first tranche at all times may not exceed the lesser of the Borrowing Base or the Revolving Line. The second tranche of $250,000 and the third tranche of $500,000 of Advances may be made regardless of the Borrowing Base, as long as the conditions set forth in the definition of Revolving Line are satisfied.

         4. Borrowers shall pay a processing fee equal to 0.50% of the gross amount of each invoice financed under the Agreement.



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         5. A new Article 14 is hereby added to the Agreement to read as follows:

                  14. CO-BORROWERS.

                           14.1 CO-BORROWERS. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one Borrower to enforce the Obligations without waiving its right to proceed against the other Borrower. This Agreement and the Loan Documents are a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Advance Request Forms and Compliance Certificates. Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Advances on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Advances, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to one Borrower's authority to act for or on behalf of another Borrower.

                           14.2 SUBROGATION AND SIMILAR RIGHTS. Notwithstanding

         any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives, until all obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrower, all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

                           14.3 WAIVERS OF NOTICE. Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower's risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which the Borrower would otherwise be entitled


                                       -2-


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         by virtue of being a co-borrower or a surety. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank's failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower's risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Bank with respect to the Obligations in any manner or whatsoever.

                           14.4 SUBROGATION DEFENSES. Until all Obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrower, each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of
         Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

                         14.5 RIGHT TO SETTLE, RELEASE.

                                    (a) The liability of Borrowers hereunder
         shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

                                    (b) Without notice to any given Borrower and
         without affecting the liability of any given Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to any other Borrower by written agreement with such other Borrower, (ii) grant other indulgences to another Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to any other Borrower by written agreement with such other Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

                           14.6 SUBORDINATION. All indebtedness of a Borrower now or hereafter arising held by another Borrower, except as disclosed in the attached Schedule, is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination.


                                       -3-


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         6. Unless otherwise defined, all initially capitalized terms in this
Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrowers ratify and reaffirm the continuing effectiveness of the Agreement and all instruments, documents and agreements entered into in connection with the Agreement.

         7. Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as to such Borrower as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

         8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         9. As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:

                  (a) this Amendment, duly executed by Borrowers;

                  (b) an amount equal to the expenses incurred by Agent and Lenders incurred in connection with this Amendment; and

                  (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


                                          RAPTOR NETWORKS TECHNOLOGY, INC.,
                                          A COLORADO CORPORATION


                                          By: /s/ BOB VAN LEYEN
                                             -----------------------------------

                                          Title: CFO
                                                --------------------------------


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                                          RAPTOR NETWORKS TECHNOLOGY INC.,
                                          A CALIFORNIA CORPORATION


                                          By: /s/ BOB VAN LEYEN
                                             -----------------------------------

                                          Title: CFO
                                                --------------------------------



                                          BRIDGE BANK NATIONAL ASSOCIATION,
                                          AS AGENT


                                          By: /s/ DAN PISTONE
                                             -----------------------------------

                                          Title: Senior Vice President
                                                --------------------------------



                                          BRIDGE BANK NATIONAL ASSOCIATION,
                                          AS LENDER


                                          By:      /s/ DAN PISTONE
                                             -----------------------------------

                                          Title:   Senior Vice President
                                                --------------------------------



                                          AGILITY CAPITAL LLC, AS LENDER


                                          By: /s/ DANIEL CORRY
                                             -----------------------------------

                                          Title: Principal
                                                --------------------------------

                                    EXHIBIT A

                        COLLATERAL DESCRIPTION ATTACHMENT
                         TO LOAN AND SECURITY AGREEMENT

         All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

         (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including patents, copyrights, trademarks, goodwill, payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), limited partnership interests, limited liability company units, letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

         (b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions.


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